Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

FMC Corporation:

We consent to the use of our reports with respect to the consolidated financial statements, the related financial statement schedule and the effectiveness of internal control over financial reporting included in the December 31, 2010 Annual Report on
Form 10-K of FMC Corporation, which has been incorporated by reference herein.

/s/ KPMG LLP

Philadelphia, Pennsylvania
February 22, 2011